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                                  Exhibit 5.1
                        TESTA, HURWITZ & THIBEAULT, LLP
                                ATTORNEYS AT LAW
                       HIGH STREET TOWER, 125 HIGH STREET
OFFICE (617) 248-7000     BOSTON, MASSACHUSETTS  02110       FAX (617) 248-7100

                                         June 27, 1997
Matritech, Inc.
330 Nevada Street
Newton, MA  02160

    RE:    Form S-3 Registration Statement

Ladies and Gentlemen:

   We are counsel to Matritech, Inc., a Delaware corporation (the "Company"), and have represented the Company in connection with the preparation and filing of the Company's Form S-3 Registration Statement (the "Registration Statement"), covering the sale to the public of up to 2,853,370 shares of the Company's Common Stock, $.01 par value per share, being sold by certain stockholders of the Company (the "Shares"). Terms not otherwise defined herein shall have the meaning assigned to them in the Registration Statement.

   We have reviewed the corporate proceedings taken by the Board of Directors of the Company with respect to the authorization and issuance of the Shares. We have also examined and relied upon originals or copies, certified or otherwise authenticated to our satisfaction, of all corporate records, documents, agreements or other instruments of the Company and have made all investigations of law and have discussed with the Company's officers all questions of fact that we have deemed necessary or appropriate.

   Based upon and subject to the foregoing, we are of the opinion that when the Shares to be sold by the Selling Securityholders pursuant to the Prospectus have been paid for in accordance with the terms described in the Prospectus, such shares of Common Stock will be validly issued, fully paid and nonassessable.

   We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to our firm in the Prospectus contained in the Registration Statement under the caption "Legal Matters."

                                         Very truly yours,

                                         /s/ Testa, Hurwitz & Thibeault, LLP
                                         TESTA, HURWITZ & THIBEAULT, LLP